UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 8, 1999

                            PRO-FAC COOPERATIVE, Inc.
               (Exact Name of Registrant as Specified in Charter)


                New York                              0-20539                          16-6036816
(State or other jurisdiction of incorporation) (Commission File Number)(IRS Employer Identification Number)


                    90 Linden Oaks, Rochester, New York 14625
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone Number Including Area Code: (716) 383-1850

Item 5.       Other Events

Sale of Midwest Private Label Canned Vegetable Business to Seneca Foods

On November 8, 1999, Agrilink Foods, a wholly-owned subsidiary of Pro-Fac Cooperative (Nasdaq:PFACP) and Seneca Foods Corporation (Nasdaq:SENEA and SENEB) completed the sale of Agrilink's Midwest private label canned vegetable business to Seneca Foods. Included in this transaction is Agrilink's Arlington, Minnesota facility. Agrilink will retain its Fond du Lac, Green Bay and Hortonville, Wisconsin facilities. This transaction does not include Agrilink's retail branded canned vegetables, Veg-All and Freshlike.

Seneca Foods Corporation is primarily a vegetable processing company with manufacturing facilities located throughout the United States. Its products are sold under the Libby's(TM), Aunt Nellie's Farm Kitchen(TM), and Seneca(TM) labels as well as through the private label and industrial markets. In addition, under an alliance with The Pillsbury Company, Seneca produces canned and frozen vegetables which are sold by Pillsbury under the Green Giant label.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               PRO-FAC COOPERATIVE, INC.



Dated:  November 24, 1999            By: /s/        Earl L. Powers
        -----------------                --------------------------------------
                                                    Earl L. Powers,
                                              VICE PRESIDENT FINANCE AND
                                                  ASSISTANT TREASURER
                                           (Principal Financial Officer and
                                             Principal Accounting Officer)